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                                   Registration No. 33-________


                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC  20549

                              FORM S-8

                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                SYNAPTIC PHARMACEUTICAL CORPORATION
       (Exact Name of Registrant as Specified in Its Charter)

                              DELAWARE
   (State or Other Jurisdiction of Incorporation or Organization)

                             22-2859704
                (I.R.S. Employer Identification No.)

                          215 College Road
                      Paramus, NJ  07652-1431
    (Address of Principal Executive Offices, including Zip Code)

              1988 AMENDED AND RESTATED INCENTIVE PLAN
                        1996 INCENTIVE PLAN
            1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                      (Full Title of the Plan)

                        Lisa L. Reiter, Esq.
                             Secretary
                Synaptic Pharmaceutical Corporation
                          215 College Road
                      Paramus, NJ  07652-1431
              (Name and Address of Agent for Service)

                      (201) 261-1331, ext. 117
   (Telephone Number, Including Area Code, of Agent for Service)

                  CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
 Title of                           Maximum          Maximum
Securities         Amount          Offering         Aggregate      Amount of
  to be             to be          Price Per        Offering     Registration
Registered       Registered         Share(1)        Price(1)           Fee

Common Stock,
$.01 par value    2,126,932           $16.25        $34,562,645     $11,918.15

(1) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low trade prices of the Common Stock of Synaptic Pharmaceutical Corporation as reported by The NASDAQ Stock Market on June 6, 1996.

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                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note:   This Registration Statement is filed for the purposes of (i)
registering securities to be offered by the registrant to its "employees" pursuant to its "employee benefit plans" (in each case as defined in General Instruction A to Form S-8) and (ii) permitting reoffers and resales of "restricted securities" (as defined in General Instruction C to Form S-8) by certain persons, which securities were acquired by such persons pursuant to restricted stock purchases or the exercise of options granted to them under such employee benefit plans. A separate prospectus, which was prepared in accordance with the requirements of Part I of Form S-3, is filed with this Registration
Statement as Exhibit 99.1, and is incorporated herein by this reference.   The
document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of such documents included in such file.



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                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Company"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995;

     (c) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A/A filed on December 7, 1995, pursuant to Section 12(g) of the Exchange Act.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not, except as so modified or superseded, be deemed to constitute a part of this Registration Statement.


Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the issuance of shares of Common Stock offered hereby has been passed upon by Lisa L. Reiter, General Counsel of the Company. Ms. Reiter is also a Vice President and the Secretary of the Company and is eligible to receive options to purchase shares of Common Stock under the Company's 1996 Incentive Plan. As of June 11, 1996, Ms. Reiter owned 853 shares of Common Stock of the Company and options to purchase an additional 33,148 shares of

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Common Stock.  These shares were purchased under the Company's 1988 Amended and
Restated Incentive Plan (the "1988 Incentive Plan") and these options were granted under the 1988 Incentive Plan and the Company's 1996 Incentive Plan.

Item 6.  Indemnification of Directors and Officers

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Company's Amended and Restated Certificate of Incorporation, as amended, eliminates the liability of the Company's directors to the Company and its stockholders, except for liabilities related to a breach of duty of loyalty to the Company and its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any transaction from which the director derives an improper personal benefit and certain other liabilities and, in the event of an amendment to the DGCL, eliminates such personal liability of the Company's directors to the fullest extent permitted by the DGCL, as so amended.

     Section 145 of the DGCL generally empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact the he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL also generally empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that indemnification is appropriate.

     Section 145 of the DGCL further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and that indemnification provided for by Section 145 of


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the DGCL shall not be deemed exclusive of any other to which the indemnified party may be entitled. The section also empowers a corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

     The Company's Amended and Restated By-laws, as amended (the "By-laws"), require the Company, under certain circumstances, to indemnify any person who is, was or has agreed to become a director, officer, employee or agent against expenses, liability and loss actually and reasonably incurred by him. The By-laws also provide that expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the By-laws.

     The Company has also agreed to indemnify its officers and directors pursuant to indemnification agreements which it has entered into with each such officer and director against any and all expenses, losses, claims, damages and liabilities incurred by each such officer and director for or as a result of actions taken or not taken while each such officer or director was acting in his capacity as a director, officer, employee or agent of the Company.

     The Third Amended and Restated Registration Rights Agreement entered into by the Company and certain holders ("Holders") of shares of its registrable securities, provides for cross-indemnification of the Holders whose shares are included in a registration, qualification or compliance under the Securities Act, and of the Company, its officers and directors for certain liabilities arising in connection with such registration, qualification or compliance, including those liabilities arising under the Securities Act.

     In addition, the Company currently intends to obtain directors' and officers' reimbursement and liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities. The risks covered by such policies do not exclude liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed

     All of the shares of Common Stock being registered for re-sale by this Registration Statement were sold to the holders thereof in reliance upon exemptions from registration provided by or pursuant to Section 3(b) or 4(2) promulgated under the Securities Act.

Item 8.   Exhibits

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) to the Company's Annual

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          Report on Form 10-K for the fiscal year ended December 31, 1995,
          Commission File Number 0-27324)

     4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on June 5, 1996 (filed herewith)

     4.3 Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(b) to the Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1995, Commission File Number 0-27324)

     4.4 Rights Agreement dated as of December 11, 1995, between the Company and Chemical Mellon Shareholder Services, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1995, Commission File Number 0-27324)

     4.5 Specimen of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 33-98366), which became effective on December 13, 1995)

     4.6 Amendment to Amended and Restated By-Laws of the Company (filed herewith)

     4.7 1988 Amended and Restated Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 33-98366), which became effective on December 13, 1995)

     4.8 Form of Restricted Stock Purchase Agreement under the 1988 Amended and Restated Incentive Plan (incorporated by reference to Exhibit
          10.10 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 33-98366), which became effective on December 13, 1995)

     4.9 Form of Incentive Stock Option Agreement under the 1988 Amended and Restated Incentive Plan (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 33-98366), which became effective on December 13, 1995)

     4.10 Form of Nonqualified Stock Option Agreement under the 1988 Amended and Restated Incentive Plan (incorporated by reference to Exhibit
          10.12 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 33-98366), which became effective on December 13, 1995)

     4.11 1996 Incentive Plan (incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 33-98366), which became effective on

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            December 13, 1995)

     4.12 Form of Incentive Stock Option Agreement under the 1996 Incentive Plan (incorporated by reference to Exhibit 10.29 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, Commission File Number 0-27324)

     4.13 Form of Nonqualified Stock Option Agreement under the 1996 Incentive Plan (incorporated by reference to Exhibit 10.30 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, Commission File Number 0-27324)

     4.14 1996 Nonemployee Director Stock Option Plan of the Company (incorporated by reference to Exhibit A to the Company's Proxy Statement for the Annual Meeting of Stockholders held on June 4, 1996 (Commission File Number 0-27324)

     4.15 Form of Stock Option Agreement under the 1996 Nonemployee Director Stock Option Plan of the Company (incorporated by reference to Exhibit A attached to Exhibit A to the Company's Proxy Statement for the Annual Meeting of Stockholders Held on June 4, 1996 (Commission File Number 0-27324)

     5 Opinion of General Counsel of the Company as to the validity of the issuance of the shares of Common Stock being registered (filed herewith)

     23.1 Consent of Ernst & Young LLP, independent auditors (filed herewith)

     23.2 Consent of General Counsel of the Company (contained in the opinion filed as Exhibit 5 herewith)

     24   Powers of Attorney (filed herewith)

     99.1 Resale Prospectus (filed herewith)

Item 9.   Undertakings

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


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               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post -effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Paramus, State of New Jersey, on June 11, 1996.

                                SYNAPTIC PHARMACEUTICAL CORPORATION

                                By:/s/ Kathleen P. Mullinix
                                      ------------------------
                                      Kathleen P. Mullinix
                                      Chairman, President and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 11, 1996.

       Signature                      Title                        Date

/s/ Kathleen P. Mullinix
- ------------------------          Chairman of the Board,       June 11, 1996
Kathleen P. Mullinix, Ph.D.       President,
                                  Chief Executive Officer

/s/Robert L. Spence
- ------------------------
Robert L. Spence                  Chief Financial Officer      June 11, 1996
                                  and Treasurer (Principal
                                  Financial and Accounting
                                  Officer)
          *
- ------------------------
Jonathan J. Fleming               Director                     June 11, 1996

          *
- ------------------------
Zola P. Horovitz, Ph.D.           Director                     June 11, 1996

          *
- ------------------------
Eric R. Kandel, M.D.              Director                     June 11, 1996

          *
- ------------------------
John E. Lyons                     Director                     June 11, 1996

          *
- ------------------------
Sandra Panem, Ph.D.               Director                     June 11, 1996

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          *
- ------------------------
Alison Taunton-Rigby, Ph.D.       Director                     June 11, 1996

          *
- ------------------------
Robert Walkingshaw                Director                     June 11, 1996



* By:/s/ Kathleen P. Mullinix
     ------------------------
     Name: Kathleen P. Mullinix
           Title: Attorney-in-Fact



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